UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Commission File No.: 0-12122

May 22, 2012
Date of report (date of earliest event reported)

Apollo Solar Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-12122	84-0601802
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

No. 485 Tengfei Third
Shuangliu Southwest Airport Economic Development Zone
Shuangliu, Chengdu
People’s Republic of China 610207
(Address of principal executive offices)(Zip Code)

+86 028 8574 5593
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective May 22, 2012, Mr. Wilson Liu resigned from his position as Chief Financial Officer of Apollo Solar Energy, Inc. (the “Company”). Mr. Liu’s resignation was not related to any disagreement or dispute with the Company.

The Board of Directors has appointed Ms. Hua Hui to serve as Interim Chief Financial Officer of the Company for an indefinite term, effective May 22, 2012. Ms. Hua Hui, age 37, has served as the Chief Financial Officer of the Company’s wholly-owned subsidiary, Sichuan Apollo Solar Science & Technology Co., Ltd., since 2011. From 2004 through 2011, Ms. Hua served as Chief Financial Officer for Sichuan Jinke Public Equipment Manufacturing Company.  Ms. Hua received a Bachelor’s degree in accounting, Master Degree in accounting and is a Certified Public Accountant. There is no family relationship between Ms. Hua and any of the executive officers or directors of the Company. In addition, Ms. Hua is not a party to any transaction with the Company or its subsidiaries that would require disclosure under Item 404(a) of the Securities and Exchange Commission Regulation S-K.

The Board of Directors has agreed to pay Ms. Hua Hui an annual salary of 230,000 Renminbi (approximately $36,250) for her services as Interim CFO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO SOLAR ENERGY, INC.

May 25, 2012	By:	/s/ Jingong Pan
Name: Jingong Pan
Title: Chief Executive Officer